McGLADREY & PULLEN, LLP
                  Certified Public Accountants and Consultants




                         CONSENT OF INDEPENDENT AUDITORS





         We hereby consent to the use of our report dated February 25, 1997 on the financial statement of New York Equity Fund, a series of New York Opportunity Fund Trust referred to therein, in Pre-Effective Amendment No. 1 to the Registration Statement on Form N-1A, file No. 333-17381, as filed with the Securities and Exchange Commission.

         We also consent to the reference to our Firm in the Statement of Additional Information under the caption "Auditors".




                                          /s/McGladrey & Pullen, LLP
                                          McGladrey & Pullen, LLP





New York, New York
February 25, 1997